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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            The J. M. Smucker Company
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             (Exact Name of Registrant as Specified in Its Charter)


                  Ohio                                                              34-0538550
-----------------------------------------------------                  -----------------------------------
         (State of Incorporation or Organization)                      (I.R.S. Employer Identification no.)


         Strawberry Lane, Orrville, Ohio                                              44667
-----------------------------------------------------                  -----------------------------------
         (Address of Principal Executive Offices)                                   (Zip Code)



If this form relates to the registration of a class of       If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act     securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A.(c),      Act and is effective pursuant to General Instruction
please check the following box.  [x]                         A.(d), please check the following box.  [ ]


Securities Act registration statement file number to which this form relates:           333-73830
                                                                                -----------------------------------
                                                                                        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:
                  Title of Each Class                                           Name of Each Exchange on Which
                  to be so Registered                                           Each Class is to be Registered
                  -------------------                                           -----------------------------------
                  Common Stock, without par value                               New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
--------------------------------------------------------------------------------
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the common stock, without par value, of The J. M. Smucker Company provided in the Registration Statement on Form S-4, filed with the Securities and Exchange Commission on March 22, 2002 (File No. 333-84796), under the heading "Description of New Smucker's Capital Stock" is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         See Exhibit Index.

















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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     THE J. M. SMUCKER COMPANY


                                     By:   /s/ Ann Harlan
                                           -----------------------------------
                                           Name:    Ann Harlan
                                           Title:   General Counsel

Date:    May 23, 2002
































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                                  EXHIBIT INDEX

Exhibit           Description of Document
-------           -----------------------

3.1 Amended Articles of Incorporation of The J. M. Smucker Company (filed as Exhibit 3.1 to The J. M. Smucker Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 22, 2002) is incorporated herein by reference.

3.2               Amended Regulations of The J. M. Smucker Company (filed as
                  Exhibit 3(b) to The J. M. Smucker Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2000 filed with the Securities and Exchange Commission on December 12, 2000) is incorporated herein by reference.

4.1 Amended and Restated Rights Agreement, dated as of August 28, 2000 between The J. M. Smucker Company and Computershare Investor Services, LLC, successor to Harris Trust and Savings Bank, as rights agent (filed as Exhibit 4.1 to Amendment No. 1 to The J. M. Smucker Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 28, 2000, as amended by Exhibit 4.1 to Amendment No. 2 to The J. M. Smucker Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 22, 2001), is incorporated herein by reference.